Exhibit 99.2

Lancaster Colony Corporation
Consolidated Statements of Income (Unaudited)
Fiscal 2014
(In thousands except per-share amounts)

The following table reflects the reclassification of fiscal 2014 to date quarterly amounts for the discontinued operations presentation of our sold candle manufacturing and marketing operations:

				Year to Date
	First	Second	Third	March 31,
	Quarter	Quarter	Quarter	2014

Net Sales	$248,137	$292,281	$241,849	$782,267
Cost of Sales	190,966	210,658	189,941	591,565
Gross Margin	57,171	81,623	51,908	190,702
Selling, General & Administrative Expenses	20,740	25,438	23,073	69,251
Operating Income	36,431	56,185	28,835	121,451
Interest Income & Other - Net	(38)	(86)	(204)	(328)
Income From Continuing Operations Before Income Taxes	36,393	56,099	28,631	121,123
Taxes Based on Income	12,341	18,966	9,731	41,038
Income From Continuing Operations	24,052	37,133	18,900	80,085

Discontinued Operations:
Income From Discontinued Operations, Net of Tax	749	2,101	325	3,175
Loss on Sale of Discontinued Operations, Net of Tax	—	—	(29,601)	(29,601)
Total Discontinued Operations	749	2,101	(29,276)	(26,426)

Net Income (Loss)	$24,801	$39,234	$(10,376)	$53,659

Income (Loss) Per Common Share: (1)

Continuing Operations - Basic	$0.88	$1.36	$0.69	$2.93
Discontinued Operations - Basic	$0.03	$0.08	$(1.07)	$(0.97)
Net Income (Loss) Per Common Share - Basic	$0.91	$1.44	$(0.38)	$1.97

Continuing Operations - Diluted	$0.88	$1.36	$0.69	$2.93
Discontinued Operations - Diluted	$0.03	$0.08	$(1.07)	$(0.97)
Net Income (Loss) Per Common Share - Diluted	$0.91	$1.44	$(0.38)	$1.96

Dividends Per Share	$0.40	$0.44	$0.44	$1.28

Weighted Average Common Shares Outstanding - Basic	27,268	27,244	27,261	27,258
Weighted Average Common Shares Outstanding - Diluted	27,312	27,299	27,297	27,303

(1) Basic and diluted income per share are calculated independently for each of the quarters presented. Accordingly, the sum of the quarterly income per share amounts may not agree with the year-to-date total.

Lancaster Colony Corporation
Consolidated Statements of Income (Unaudited)
Fiscal 2013
(In thousands except per-share amounts)

The following table reflects the reclassification of fiscal 2013 quarterly amounts for the discontinued operations presentation of our sold candle manufacturing and marketing operations:

	First	Second	Third	Fourth	Fiscal Year
	Quarter	Quarter	Quarter	Quarter	2013

Net Sales	$248,881	$272,634	$247,098	$245,190	$1,013,803
Cost of Sales	187,760	200,588	193,265	187,483	769,096
Gross Margin	61,121	72,046	53,833	57,707	244,707
Selling, General & Administrative Expenses	21,157	25,035	23,113	21,479	90,784
Operating Income	39,964	47,011	30,720	36,228	153,923
Interest Income & Other - Net	(2)	11	(15)	(99)	(105)
Income From Continuing Operations Before Income Taxes	39,962	47,022	30,705	36,129	153,818
Taxes Based on Income	13,707	15,551	9,972	10,728	49,958
Income From Continuing Operations	26,255	31,471	20,733	25,401	103,860

Discontinued Operations:
Income From Discontinued Operations, Net of Tax	407	3,806	1,100	76	5,389
Total Discontinued Operations	407	3,806	1,100	76	5,389

Net Income	$26,662	$35,277	$21,833	$25,477	$109,249

Income Per Common Share: (1)

Continuing Operations - Basic	$0.96	$1.15	$0.76	$0.93	$3.80
Discontinued Operations - Basic	$0.01	$0.14	$0.04	$—	$0.20
Net Income Per Common Share - Basic	$0.98	$1.29	$0.80	$0.93	$4.00

Continuing Operations - Diluted	$0.96	$1.14	$0.76	$0.93	$3.79
Discontinued Operations - Diluted	$0.01	$0.14	$0.04	$—	$0.20
Net Income Per Common Share - Diluted	$0.98	$1.28	$0.80	$0.93	$3.99

Dividends Per Share	$0.36	$5.38	$0.38	$0.40	$6.52

Weighted Average Common Shares Outstanding - Basic	27,229	27,243	27,259	27,277	27,252
Weighted Average Common Shares Outstanding - Diluted	27,264	27,273	27,287	27,316	27,285

(1) Basic and diluted income per share are calculated independently for each of the quarters presented. Accordingly, the sum of the quarterly income per share amounts may not agree with the total year.

Lancaster Colony Corporation
Business Segment Information (Unaudited)
Fiscal 2014 & 2013
(In thousands)

The following reflects the reclassification of quarterly amounts for the discontinued operations presentation of our sold candle manufacturing and marketing operations:
				Year to Date
	First	Second	Third	March 31,
	Quarter	Quarter	Quarter	2014

Net Sales - Specialty Foods Segment	$248,137	$292,281	$241,849	$782,267

Operating Income
Specialty Foods Segment	$39,543	$59,413	$31,408	$130,364
Corporate Expenses	(3,112)	(3,228)	(2,573)	(8,913)
Consolidated Totals	$36,431	$56,185	$28,835	$121,451

					Year Ended
	First	Second	Third	Fourth	June 30,
	Quarter	Quarter	Quarter	Quarter	2013

Net Sales - Specialty Foods Segment	$248,881	$272,634	$247,098	$245,190	$1,013,803

Operating Income
Specialty Foods Segment	$42,758	$50,384	$33,648	$38,920	$165,710
Corporate Expenses	(2,794)	(3,373)	(2,928)	(2,692)	(11,787)
Consolidated Totals	$39,964	$47,011	$30,720	$36,228	$153,923